SUB-ITEM 77Q1(a)

Appendix A, dated April 14, 2011, to the Master Amended and Restated By-Laws for MFS Series Trust IX, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 46 to the Registration Statement of MFS Series Trust II
(File Nos.  33-7637 and  811-4775),  as filed with the Securities  and Exchange
  Commission via EDGAR on May 13, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.